TIMKEN

Timken Reports Third-Quarter 2016 Results

•	Reports GAAP earnings of $0.26 per diluted share (EPS) and adjusted earnings of $0.49 per diluted share in the quarter on sales of $657 million

•	Generated cash from operations in the quarter of $75 million and free cash flow of $41 million

NORTH CANTON, Ohio: October 27, 2016 - The Timken Company (NYSE: TKR; www.timken.com), a global leader in bearings and mechanical power transmission products, today reported third-quarter 2016 sales of $657 million, down approximately 7 percent from the same period a year ago. Excluding unfavorable currency of 1 percent, sales were down 6 percent due to weakness across most end markets, partially offset by the net benefit of acquisitions and divestitures.

In the third quarter, Timken posted net income of $20.6 million or $0.26 per diluted share, versus net income of $63.4 million or $0.75 per diluted share for the same period a year ago. The year-over-year decrease in net income was driven by a large tax benefit in the year-ago period, lower volume, unfavorable price/mix and higher pension settlement and restructuring charges, partially offset by lower material, manufacturing and SG&A costs.

Net income in both quarters included expense attributable to pension settlements, impairment and restructuring, and other items. In addition, the prior period included a large tax benefit. Excluding these items, adjusted net income was $38.9 million or $0.49 per diluted share. This compares with adjusted net income of $46.7 million or $0.55 per diluted share for the same period in 2015 (reference table below).

Reconciliations to Net Income & Earnings Per Share	2016 - 3Q		2015 - 3Q
	($M)	EPS	($M)	EPS
Net Income Attributable to The Timken Company	$20.6	$0.26	$63.4	$0.75
Adjustments*:
Pension settlement charges	$10.3		$3.6
Impairment and restructuring charges	7.3		4.8
Acquisition related charges	2.5		1.9
CDSOA expense	0.2		---
Loss on dissolution of a subsidiary	0.9		---
Benefit for income taxes	(2.9)		(27.0)
Total adjustments	18.3	0.23	(16.7)	(0.20)
Adjusted Net Income/Adjusted EPS	$38.9	$0.49	$46.7	$0.55
*Adjustments are pre-tax, with net tax (benefit) provision listed separately.

“We performed well again this quarter, demonstrating our ability to navigate a challenging market environment,” said Richard G. Kyle, Timken president and chief executive officer. “While most industrial sectors remain weak, our earnings are on track for the year and we continue to focus on organic outgrowth initiatives, operational excellence and deploying capital to create shareholder value.”

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During the quarter, the company:

•	Completed the acquisition of Lovejoy, Inc., a manufacturer of premium industrial couplings and universal joints, further expanding its mechanical power transmission portfolio;

•	Continued to reduce operating costs, including the announcement of plans to close its Pulaski, Tenn., bearing plant and cease manufacturing operations in South Africa; and

•	Returned $35 million in capital to shareholders in the third quarter through the repurchase of 480,000 shares and the payment of its 377th consecutive quarterly dividend.

Third-Quarter Segment Results

Mobile Industries reported third-quarter sales of $353 million, 11 percent lower than the same period a year ago. Excluding unfavorable currency of 1 percent, sales were down 10 percent, as the net benefit of acquisitions were more than offset by declines across most end markets.

Earnings before interest and taxes (EBIT) in the quarter were $24.1 million or 6.8 percent of sales, compared with EBIT of $43.0 million or 10.8 percent of sales for the same period a year ago. The decrease in EBIT reflects lower volume, unfavorable price/mix and higher impairment and restructuring charges, partially offset by favorable material and manufacturing costs and lower SG&A expenses.

Excluding impairment and restructuring and other items, adjusted EBIT in the quarter was $30.6 million or 8.7 percent of sales, compared with $46.1 million or 11.6 percent of sales in the third quarter last year.

Process Industries sales of $304 million for the third quarter declined 2 percent from the same period a year ago. Excluding unfavorable currency of 1 percent, sales were down 1 percent, driven by weaker demand in heavy industries, industrial services and wind energy, partially offset by higher military marine revenue and the benefit of acquisitions.

EBIT for the quarter was $40.7 million or 13.4 percent of sales, compared with EBIT of $43.1 million or 13.9 percent of sales for the same period a year ago. The decrease in EBIT was driven by the impact of lower volume, unfavorable price/mix and charges related to the Lovejoy acquisition, partially offset by favorable material costs and lower SG&A expenses.

Excluding acquisition-related charges and other items, adjusted EBIT in the quarter was $44.2 million or 14.5 percent of sales, compared with $45.4 million or 14.7 percent of sales in the third quarter last year.

2016 Outlook

The company expects 2016 revenue to be down approximately 7 to 8 percent in total versus 2015, including an estimated unfavorable currency impact of 1.5 percent.

Within its segments, the company estimates full-year 2016:

•
Mobile Industries' sales to be down approximately 8 percent, including an unfavorable currency impact of 1.5 percent. The remaining decline reflects lower demand in rail, off-highway, aerospace and heavy truck, partially offset by growth in automotive and the net benefit of acquisitions.

•
Process Industries' sales to be down approximately 7 percent, including an unfavorable currency impact of 1.5 percent. The remaining decline reflects lower demand in heavy industries and the industrial aftermarket, partially offset by the benefit of acquisitions.

Timken anticipates 2016 earnings per diluted share to range from $1.77 to $1.83 for the full year on a GAAP basis. The company expects 2016 adjusted earnings per diluted share to range from $1.92 to $1.98.

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Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:        Thursday, October 27, 2016
11 a.m. Eastern Time
Live Dial-In: 877-545-1403 or 719-325-4826
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 3Q Earnings Call
Live Webcast:    http://investors.timken.com

Conference Call Replay:    Replay Dial-In available through November 10, 2016:
888-203-1112 or 719-457-0820
Replay Passcode: 1719432

About The Timken Company
The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets bearings, gear drives, belts, chain, couplings, and related products, and offers a spectrum of powertrain rebuild and repair services. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and mechanical power transmission across a variety of bearings and related systems to improve reliability and efficiency of machinery and equipment all around the world. The company’s growing product and services portfolio features many strong industrial brands including Timken®, Fafnir®, Philadelphia Gear®, Carlisle®, Drives®, Lovejoy® and InterlubeTM. Known for its quality products and collaborative technical sales model, Timken posted $2.9 billion in sales in 2015. With more than 14,000 employees operating from 28 countries, Timken makes the world more productive and keeps industry in motion.

Certain statements in this release (including statements regarding the company's forecasts, estimates plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the third quarter of 2016; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs; the impact of changes to the company's accounting methods; weakness in global or regional economic conditions and capital markets; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations due to changes in interest rates, investment performance and other tactics designed to reduce risk; the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, and capital investments; and retention of U.S. Continued Dumping and Subsidy Offset Act distributions. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2015, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###
Media Relations:
234.262.3514
mediarelations@timken.com

Investor Relations:
Jason Hershiser
jason.hershiser@timken.com

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The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$657.4	$707.4	$2,015.0	$2,157.9
Cost of products sold	489.9	512.0	1,484.3	1,554.9
Gross Profit	167.5	195.4	530.7	603.0
Selling, general & administrative expenses (SG&A)	109.5	120.7	338.0	375.3
Impairment and restructuring charges	5.3	4.4	18.7	12.0
Pension settlement charges	10.3	3.6	11.9	223.2
Loss on divestitures	—	—	—	0.3
Operating Income (Loss)	42.4	66.7	162.1	(7.8)
Continued Dumping and Subsidy Offset Act income (expense), net(1)	(0.2)	—	53.6	—
Other (expense), net	(0.1)	(0.8)	(1.8)	(0.8)
Earnings (Loss) Before Interest and Taxes (EBIT)(2)	42.1	65.9	213.9	(8.6)
Interest expense, net	(7.6)	(8.0)	(24.0)	(23.0)
Income (Loss) Before Income Taxes	34.5	57.9	189.9	(31.6)
Provision (benefit) for income taxes	13.5	(6.6)	61.1	1.0
Net Income (Loss)	21.0	64.5	128.8	(32.6)
Less: Net income attributable to non-controlling interest	0.4	1.1	0.3	2.5
Net Income (Loss) Attributable to The Timken Company	$20.6	$63.4	$128.5	$(35.1)

Net Income (Loss) per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings (Loss) per share	$0.26	$0.76	$1.63	$(0.41)

Diluted Earnings (Loss) per share	$0.26	$0.75	$1.62	$(0.41)

Average Shares Outstanding	77,935,783	83,671,931	78,808,179	85,578,800
Average Shares Outstanding - assuming dilution	78,617,476	84,145,751	79,471,756	85,578,800

(1) U.S. Continued Dumping and Subsidy Offset Act (CDSOA) income (expense), net, represents the amount of funds awarded to the Company from monies collected by U.S. Customs and Border Protection (U.S. Customs) on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(2) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's core operations.

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2016	2015	2016	2015

Mobile Industries
Net sales	$353.1	$396.4	$1,104.1	$1,178.0
Earnings before interest and taxes (EBIT) (1)	$24.1	$43.0	$89.6	$114.4
EBIT Margin (1)	6.8%	10.8%	8.1%	9.7%

Process Industries
Net sales	$304.3	$311.0	$910.9	$979.9
Earnings before interest and taxes (EBIT) (1)	$40.7	$43.1	$120.0	$145.0
EBIT Margin (1)	13.4%	13.9%	13.2%	14.8%

Unallocated corporate expense	$(12.2)	$(16.6)	$(37.4)	$(44.8)
Unallocated pension settlement charges (2)	(10.3)	(3.6)	(11.9)	(223.2)
CDSOA income (expense), net(3)	(0.2)	—	53.6	—

Consolidated
Net sales	$657.4	$707.4	$2,015.0	$2,157.9
Earnings (loss) before interest and taxes (EBIT) (1)	$42.1	$65.9	$213.9	$(8.6)
EBIT Margin (1)	6.4%	9.3%	10.6%	(0.4)%

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT Margin is a non-GAAP measure defined as EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the Company’s core operations of the segments and Company, respectively.

(2) Unallocated pension settlement charges in 2016 primarily related to the purchase of a group annuity contract from The Canada Life Assurance Company (Canada Life) to pay and administer future pension benefits for 135 Canadian retirees, as well as lump-sum distributions to deferred vested participants. Unallocated pension settlement charges in 2015 primarily related to the purchase of a group annuity contract from Prudential Insurance Company of America (Prudential) to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump-sum distributions to new retirees.

(3) CDSOA income (expense), net, represents the amount of funds awarded to the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	(Unaudited) September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$129.0	$129.6
Restricted cash	2.7	0.2
Accounts receivable	452.8	454.6
Inventories, net	575.9	543.2
Other current assets	66.4	78.8
Total Current Assets	1,226.8	1,206.4
Property, plant and equipment, net	796.6	777.8
Goodwill and other intangible assets	633.5	598.6
Non-current pension assets	84.5	86.3
Other assets	77.8	115.0
Total Assets	$2,819.2	$2,784.1

LIABILITIES
Accounts payable	$184.5	$159.7
Short-term debt, including current portion of long-term debt	22.5	77.1
Income taxes	12.1	13.1
Accrued expenses	231.4	255.4
Total Current Liabilities	450.5	505.3

Long-term debt	641.4	579.4
Accrued pension cost	148.1	146.9
Accrued postretirement benefits cost	130.7	136.1
Other non-current liabilities	82.3	71.8
Total Liabilities	1,453.0	1,439.5

EQUITY
The Timken Company shareholders' equity	1,339.5	1,324.5
Noncontrolling Interest	26.7	20.1
Total Equity	1,366.2	1,344.6
Total Liabilities and Equity	$2,819.2	$2,784.1

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2016	2015	2016	2015
Cash Provided (Used)
OPERATING ACTIVITIES
Net income (loss) attributable to The Timken Company	$20.6	$63.4	$128.5	$(35.1)
Net (loss) income attributable to noncontrolling interest	0.4	1.1	0.3	2.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33.3	32.2	98.3	97.8
Impairment charges	1.2	—	3.8	3.3
CDSOA receivable	6.2	—	—	—
Pension and other postretirement expense	19.5	13.5	38.4	251.5
Pension and other postretirement benefit contributions and payments	(8.0)	(6.6)	(22.3)	(23.5)
Changes in operating assets and liabilities:
Accounts receivable	7.5	20.8	12.2	(1.9)
Inventories	(5.4)	9.9	(13.6)	7.1
Accounts payable	2.5	(1.9)	15.0	27.0
Accrued expenses	(8.7)	(0.6)	(19.1)	(57.6)
Income taxes	(3.4)	(13.1)	22.8	(57.6)
Other, net	8.8	22.1	12.8	32.8
Net Cash Provided by Operating Activities	$74.5	$140.8	$277.1	$246.3

INVESTING ACTIVITIES
Capital expenditures	$(34.0)	$(21.6)	$(84.4)	$(65.1)
Acquisitions	(62.1)	(213.6)	(62.8)	(213.6)
Other	3.8	(0.3)	3.9	9.9
Net Cash Used in Investing Activities	$(92.3)	$(235.5)	$(143.3)	$(268.8)

FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(20.3)	$(21.7)	$(61.4)	$(65.7)
Purchase of treasury shares	(15.1)	(50.7)	(83.3)	(227.9)
Net proceeds from credit facilities	43.4	86.6	19.0	197.1
Net payments from long-term debt	(15.1)	—	(15.1)	(1.1)
Other	(2.5)	3.9	2.7	7.4
Net Cash (Used in) Provided by Financing Activities	$(9.6)	$18.1	$(138.1)	$(90.2)
Effect of exchange rate changes on cash	0.4	(5.2)	3.7	(11.1)
Decrease in Cash and Cash Equivalents	$(27.0)	$(81.8)	$(0.6)	$(123.8)
Cash and cash equivalents at Beginning of Period	156.0	236.8	129.6	278.8
Cash and Cash Equivalents at End of Period	$129.0	$155.0	$129.0	$155.0

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TIMKEN

Reconciliations of Adjusted Net Income to GAAP Income (Loss) and Adjusted Diluted Earnings Per Share to GAAP Earnings (Loss) Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes that non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	EPS	2015	EPS	2016	EPS	2015	EPS
Income (Loss) from The Timken Company	$21.0		$64.5		$128.8		$(32.6)
Less: Net (loss) income attributable to noncontrolling interest	0.4		1.1		0.3		2.5
Net Income (Loss) Attributable to The Timken Company	$20.6	$0.26	$63.4	$0.75	$128.5	$1.62	$(35.1)	$(0.41)

Adjustments:(1)
Pension settlement charges(2)	$10.3		$3.6		$11.9		$223.2
Impairment and restructuring charges(3)	7.3		4.8		21.4		12.8
Acquisition related charges (4)	2.5		1.9		3.3		1.9
CDSOA (income) expense, net(5)	0.2		—		(53.6)		—
(Gain) loss on dissolution/divestment of subsidiary	0.9		—		(0.5)		0.3
(Provision) benefit for income taxes(6)	(2.9)		(27.0)		8.5		(63.0)
Total Adjustments:	18.3	0.23	(16.7)	(0.20)	(9.0)	(0.12)	175.2	2.03
Adjusted Net Income from The Timken Company	$38.9	$0.49	$46.7	$0.55	$119.5	$1.50	$140.1	$1.62

(1) Adjustments are pre-tax, with net tax provision (benefit) listed separately.

(2) Pension settlement charges in 2016 primarily related to the purchase of a group annuity contract from Canada Life to pay and administer future pension benefits for 135 Canadian retirees, as well as lump-sum distributions to deferred vested participants. Pension settlement charges in 2015 primarily related to the purchase of a group annuity contract from Prudential to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump-sum distributions to new retirees.

(3) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.  Therefore, management believes that reporting adjusted net income and adjusted diluted earnings per share that exclude these charges is useful to investors as those measures are representative of the Company's core operations.

(4) Acquisition related charges in 2016 related to the acquisition of Lovejoy, Inc. ("Lovejoy"), including one-time transaction costs. Acquisition related charges in 2015 related to the acquisition of Carlstar Belts LLC ("Timken Belts").

(5) CDSOA (income) expense, net, represents the amount of funds awarded to the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(6) (Benefit) provision for income taxes includes the net tax impact on pre-tax adjustments, the impact of discrete tax items recorded during the respective periods, as well as adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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Reconciliation of EBIT to GAAP Net Income (Loss), and EBIT Margin, After Adjustments, to Net Income (Loss) as a Percentage of Sales and EBIT, After Adjustments, to Net Income (Loss):
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes consolidated earnings (loss) before interest and taxes (EBIT) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income (loss) to consolidated EBIT. Management also believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions, except share data)	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	Percentage to Net Sales	2015	Percentage to Net Sales	2016	Percentage to Net Sales	2015	Percentage to Net Sales
Net Income (Loss)	$21.0	3.2%	$64.5	9.1%	$128.8	6.4%	$(32.6)	(1.5)%

Provision (benefit) for income taxes	13.5	2.1%	(6.6)	(0.9)%	61.1	3.0%	1.0	—%
Interest expense	8.0	1.2%	8.6	1.2%	25.1	1.2%	25.0	1.2%
Interest income	(0.4)	—%	(0.6)	(0.1)%	(1.1)	(0.1)%	(2.0)	(0.1)%
Consolidated EBIT	$42.1	6.4%	$65.9	9.3%	$213.9	10.6%	$(8.6)	(0.4)%

Adjustments:
Pension settlement charges (1)	$10.3	1.6%	$3.6	0.5%	$11.9	0.6%	$223.2	10.3%
Impairment and restructuring charges(2)	7.3	1.1%	4.8	0.7%	21.4	1.1%	12.8	0.6%
CDSOA (income) expense, net(3)	0.2	—%	—	—%	(53.6)	(2.7)%	—	—%
Acquisition related charges(4)	2.5	0.4%	1.9	0.3%	3.3	0.2%	1.9	0.1%
(Gain) loss on dissolution/divestment of subsidiary	0.9	0.1%	—	—%	(0.5)	—%	0.3	—%
Total Adjustments	21.2	3.2%	10.3	1.5%	(17.5)	(0.8)%	238.2	11.0%
Adjusted EBIT	$63.3	9.6%	$76.2	10.8%	$196.4	9.7%	$229.6	10.6%

(1) Pension settlement charges in 2016 primarily related to the purchase of a group annuity contract from Canada Life to pay and administer future pension benefits for 135 Canadian retirees, as well as lump-sum distributions to deferred vested participants. Pension settlement charges in 2015 primarily related to the purchase of a group annuity contract from Prudential to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump-sum distributions to new retirees.

(2) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes that these actions are not representative of the Company’s core operations.  Therefore, management believes that reporting adjusted EBIT and adjusted EBIT margin that exclude these charges is useful to investors as those measures are representative of the Company's core operations.

(3) CDSOA (income) expense, net, represents the amount of funds awarded to the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(4) Acquisition related charges in 2016 related to the acquisition of Lovejoy, including one-time transaction costs. Acquisition related charges in 2015 related to the acquisition of Timken Belts.

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Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
(Dollars in millions)	Three Months Ended September 30, 2016	Percentage to Net Sales	Three Months Ended September 30, 2015	Percentage to Net Sales	Nine Months Ended September 30, 2016	Percentage to Net Sales	Nine Months Ended September 30, 2015	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$24.1	6.8%	$43.0	10.8%	$89.6	8.1%	$114.4	9.7%

Impairment and restructuring charges (1)	6.5	1.9%	2.4	0.6%	15.9	1.4%	4.4	0.4%
Gain on dissolution/divestment of subsidiary	—	—%	—	—%	(1.4)	(0.2)%	—	—%
Acquisition related charges (2)	—	—%	0.7	0.2%	—	—%	0.7	0.1%
Adjusted EBIT	$30.6	8.7%	$46.1	11.6%	$104.1	9.3%	$119.5	10.2%

Process Industries
(Dollars in millions)	Three Months Ended September 30, 2016	Percentage to Net Sales	Three Months Ended September 30, 2015	Percentage to Net Sales	Nine Months Ended September 30, 2016	Percentage to Net Sales	Nine Months Ended September 30, 2015	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$40.7	13.4%	$43.1	13.9%	$120.0	13.2%	$145.0	14.8%

Impairment and restructuring charges(1)	0.9	0.3%	1.8	0.6%	5.5	0.6%	7.9	0.8%
Loss on dissolution/divestment of subsidiary	0.9	0.3%	—	—%	0.9	0.1%	0.3	—%
Acquisition related charges (2)	1.7	0.5%	0.5	0.2%	1.7	0.2%	0.5	0.1%
Adjusted EBIT	$44.2	14.5%	$45.4	14.7%	$128.1	14.1%	$153.7	15.7%

(1) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, those efforts are not representative of the Company’s core operations.  Therefore, management believes that reporting adjusted EBIT and adjusted EBIT margin that exclude these charges is useful to investors as those measures are representative of the Company's core operations.

(2) Acquisition related charges in 2016 related to the acquisition of Lovejoy, including one-time transaction costs. Acquisition related charges in 2015 related to the acquisition of Timken Belts.

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TIMKEN

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital to the Ratio of Total Debt to Capital:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of total debt to capital, is a non-GAAP measure defined as total debt plus total shareholders' equity. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash, cash equivalents and restricted cash plus total shareholders' equity. Management believes Net Debt and the Ratio of Net Debt to Capital are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand.

(Dollars in millions)
			September 30, 2016	December 31, 2015
Short-term debt, including current portion of long-term debt			$22.5	$77.1
Long-term debt			641.4	579.4
Total Debt			$663.9	$656.5
Less: Cash, cash equivalents and restricted cash			(131.7)	(129.8)
Net Debt			$532.2	$526.7

Total equity			$1,366.2	$1,344.6

Ratio of Total Debt to Capital			32.7%	32.8%
Ratio of Net Debt to Capital			28.0%	28.1%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$74.5	$140.8	$277.1	$246.3
Less: capital expenditures	(34.0)	(21.6)	(84.4)	(65.1)
Free cash flow	$40.5	$119.2	$192.7	$181.2

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TIMKEN

Reconiliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2016 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$1.77	$1.83

Forecasted Adjustments: (1)
CDSOA income, net (2)	(0.67)	(0.67)
Pension settlement charges (3)	0.36	0.36
Impairment and restructuring charges (4)	0.41	0.41
Acquisition related charges	0.05	0.05
Other, net	(0.01)	(0.01)
Provision for income taxes	0.01	0.01
Total Adjustments:	$0.15	$0.15
Forecasted full year adjusted diluted earnings per share	$1.92	$1.98

(1) Forecasted adjustments are pre-tax, with net tax provision listed separately.

(2) CDSOA income, net, represents the amount of funds awarded to the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(3) Pension settlement charges primarily relate to anticipated lump-sum settlement activity.

(4) Impairment and restructuring charges relate to severance and other cost reduction initiatives.

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